UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014
BBVA Compass Bancshares, Inc.
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-55106 (Commission File Number)	20-8948381 (IRS Employer Identification No.)

2200 Post Oak Blvd. Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(205) 297-3000 (Registrant's telephone number, including area code) Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 17, 2014, BBVA Compass Bancshares, Inc. (the “Company”) issued 2,226,875 shares of its common stock, $0.01 par value per share, to Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”), in consideration of the contribution by BBVA of $117 million to the Company. The Company intends to use the proceeds of the capital issuance to pay certain amounts due by the Company in connection with the acquisition of Simple Finance Technology Corp. and general corporate purposes. The shares were issued in reliance upon the exemption from registration for transactions not involving a public offering under Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBVA Compass Bancshares, Inc.
By:	/s/ Angel Reglero
Name:	Angel Reglero
Title:	Senior Executive Vice President and Chief Financial Officer
Date: March 17, 2014